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                           Sistersville Bancorp, Inc.

                         726 WELLS STREET, P.O. BOX 187
                             SISTERSVILLE, WV 26175
                                  304-652-3671



FOR IMMEDIATE RELEASE                            FOR FURTHER INFORMATION CONTACT
---------------------                            -------------------------------
March 15, 2001                                   Stanley M. Kiser
                                                 President and CEO
                                                 (304) 652-3671


              Sistersville Bancorp, Inc. Announces Stock Repurchase
              -----------------------------------------------------

         Sistersville, WV - Sistersville Bancorp, Inc. (the "Company") the parent holding company of First Federal Savings Bank (the "Bank"), today announced that it has received Board approval to initiate a repurchase plan covering up to 5% or 24,243 shares of the Company's common stock to be purchased in the open market. The Company currently has 484,866 shares of common stock outstanding. Mr. Stanley M. Kiser, President and Chief Executive Officer of the Company, indicated that the repurchases would be made from time to time in open-market transactions, subject to the availability of stock. The repurchased shares would be available for general corporate use.

         First Federal Savings Bank, a federally chartered savings bank, is headquartered in Sistersville, West Virginia, with a branch office located in Parkersburg, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".